Exhibit 99.1

MongoDB, Inc. Announces Second Quarter Fiscal 2021 Financial Results
Second Quarter Fiscal 2021 Total Revenue of $138.3 million, up 39% Year-over-Year
Continued Strong Growth with Over 20,200 Customers at July 31, 2020
MongoDB Atlas Revenue 44% of Total Q2 Revenue, up 66% Year-over-Year

New York City, New York - September 2, 2020 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the second quarter ended July 31, 2020.
“MongoDB’s strong second quarter performance reflected impressive sales execution and the growing strategic importance of our modern data platform in solving many of our customers’ most complex digital transformation challenges,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “The record number of direct sales and total customer adds in the quarter are clear proof points that our focus on getting more customers onto our platform is working.”
“Based on the strength of our first half performance and our confidence in our go-to-market team’s ability to execute amidst challenging circumstances, we are significantly increasing our revenue outlook for fiscal 2021. While we continue to expect to see an impact from COVID-19 on our business, the strength of our modern data platform and the rising importance of digital transformation and cloud migration are making MongoDB an increasingly strategic partner for our customers.”
Second Quarter Fiscal 2021 Financial Highlights

•
Revenue: Total revenue was $138.3 million in the second quarter fiscal 2021, an increase of 39% year-over-year. Subscription revenue was $132.5 million, an increase of 41% year-over-year, and services revenue was $5.8 million, an increase of 11% year-over-year.

•
Gross Profit: Gross profit was $96.0 million in the second quarter fiscal 2021, representing a 69% gross margin, compared to 70% in the year-ago period. Non-GAAP gross profit was $99.7 million, representing a 72% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $49.8 million in the second quarter fiscal 2021, compared to $37.7 million in the year-ago period. Non-GAAP loss from operations was $10.2 million, compared to $14.8 million in the year-ago period.

•
Net Loss: Net loss was $64.5 million, or $1.10 per share, based on 58.4 million weighted-average shares outstanding in the second quarter fiscal 2021. This compares to $37.3 million, or $0.67 per share, based on 55.6 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $12.7 million or $0.22 per share. This compares to $14.7 million or $0.26 per share in the year-ago period.

•
Cash Flow: As of July 31, 2020, MongoDB had $975.4 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended July 31, 2020, MongoDB used $10.0 million of cash from operations, $3.8 million in capital expenditures and $1.1 million in principal repayments of finance leases, leading to negative free cash flow of $15.0 million, compared to negative free cash flow of $13.8 million in the year-ago period.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Fiscal 2021 and Recent Business Highlights

•
Strengthened our executive team with three key new leaders. We appointed Mark Porter to the role of Chief Technology Officer, Harsha Jalihal to the role of Chief People Officer and Rishi Dave to the role of Chief Marketing Officer. All three executives bring demonstrated functional expertise and experience scaling billion-dollar plus technology companies.

•
Over 14,000 attendees from 130 countries joined us for MongoDB .Live - a free, global, fully digital, two-day event. The event featured key product announcements including 4.4 updates, a keynote showcasing how customers benefit from using our entire platform, as well as over 100 breakout sessions, live workshops and hands-on tutorials.

•
Microsoft awarded us Gold Data Platform partner status, the highest tier within its partner program. This will deepen our partnership with them by increasing go-to-market services and technical enablement for joint MongoDB and Azure customers. Microsoft Gold Certified Partners receive a rich set of benefits, including access, training and support.

Business Outlook
Based on information as of today, September 2, 2020, MongoDB is issuing the following financial guidance for the third quarter and full year fiscal 2021.

	Third Quarter Fiscal 2021	Full Year Fiscal 2021
Revenue	$137.0 million to $139.0 million	$549.0 million to $554.0 million
Non-GAAP Loss from Operations	$(27.0) million to $(25.0) million	$(71.0) million to $(66.0) million
Non-GAAP Net Loss per Share	$(0.48) to $(0.45)	$(1.29) to $(1.21)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, whose severity, duration and ultimate impact is difficult to predict at this time. The situation regarding COVID-19 remains uncertain and could change rapidly, and MongoDB will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, September 2, 2020, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 844-808-6880 (domestic) or 1-412-317-5284 (international). A replay of this conference call will be available for a limited time at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10147285. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 20,200 customers in over 100 countries. The MongoDB database platform has been downloaded over 125 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the third fiscal quarter and full year fiscal 2021; the anticipated impact of the COVID-19 pandemic on our business and future operating results; our ability to become an increasingly strategic partner for our customers; and the potential advantages of our partnership with Microsoft. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2020 filed with the SEC on June 5, 2020. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2020 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:

•	stock-based compensation expense;

•	amortization of intangible assets for the acquired technology and acquired customer relationships associated with the prior acquisitions of Realm, mLab and WiredTiger;

•	amortization of time-based founder payments associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes;

•	acquisition costs associated with the purchase of Realm in fiscal 2020; and

•	in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Ben Wolfson / Tom McMahon
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$469,492	$706,192
Short-term investments	505,404	280,326
Accounts receivable, net of allowance for doubtful accounts of $4,368 and $2,515 as of July 31, 2020 and January 31, 2020, respectively	87,193	85,554
Deferred commissions	27,453	24,219
Prepaid expenses and other current assets	15,281	16,905
Total current assets	1,104,823	1,113,196
Property and equipment, net	62,154	58,316
Operating lease right-of-use assets	40,481	11,147
Goodwill	55,830	55,830
Acquired intangible assets, net	30,525	34,779
Deferred tax assets	744	615
Other assets	60,606	54,684
Total assets	$1,355,163	$1,328,567
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,631	$2,849
Accrued compensation and benefits	43,377	41,427
Operating lease liabilities	4,863	3,750
Other accrued liabilities	24,625	26,860
Deferred revenue	176,165	167,498
Total current liabilities	252,661	242,384
Deferred tax liability, non-current	826	821
Operating lease liabilities, non-current	38,873	8,113
Deferred revenue, non-current	18,851	23,281
Convertible senior notes, net	935,292	911,075
Other liabilities, non-current	60,509	60,035
Total liabilities	1,307,012	1,245,709
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of July 31, 2020 and January 31, 2020; 58,957,104 shares issued and 58,857,733 shares outstanding as of July 31, 2020; 48,512,090 shares issued and outstanding as of January 31, 2020	59	48
Class B common stock, par value of $0.001 per share; no shares and 100,000,000 authorized as of July 31, 2020 and January 31, 2020, respectively; no shares issued and outstanding as of July 31, 2020; 8,969,824 shares issued and 8,870,453 shares outstanding as of January 31, 2020	—	9
Additional paid-in capital	836,293	752,127
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of July 31, 2020 and January 31, 2020	(1,319)	(1,319)
Accumulated other comprehensive income	69	225
Accumulated deficit	(786,951)	(668,232)
Total stockholders’ equity	48,151	82,858
Total liabilities and stockholders’ equity	$1,355,163	$1,328,567

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Subscription	$132,478	$94,156	$257,334	$178,150
Services	5,803	5,212	11,276	10,606
Total revenue	138,281	99,368	268,610	188,756
Cost of revenue(1):
Subscription	33,973	24,373	64,598	46,968
Services	8,331	5,829	15,383	11,406
Total cost of revenue	42,304	30,202	79,981	58,374
Gross profit	95,977	69,166	188,629	130,382
Operating expenses:
Sales and marketing(1)	75,078	53,524	144,203	99,644
Research and development(1)	49,255	37,140	94,887	68,008
General and administrative(1)	21,424	16,174	41,359	30,979
Total operating expenses	145,757	106,838	280,449	198,631
Loss from operations	(49,780)	(37,672)	(91,820)	(68,249)
Other loss, net	(13,763)	(3,005)	(25,456)	(5,806)
Loss before provision for income taxes	(63,543)	(40,677)	(117,276)	(74,055)
Provision for (benefit from) income taxes	982	(3,341)	1,216	(3,479)
Net loss	$(64,525)	$(37,336)	$(118,492)	$(70,576)
Net loss per share, basic and diluted	$(1.10)	$(0.67)	$(2.04)	$(1.28)
Weighted-average shares used to compute net loss per share, basic and diluted	58,393,894	55,647,707	58,025,799	55,186,945

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenue—subscription	$2,235	$1,214	$4,062	$2,202
Cost of revenue—services	1,483	721	2,629	1,314
Sales and marketing	13,235	5,944	24,058	10,884
Research and development	14,214	6,114	25,973	10,634
General and administrative	6,358	3,669	11,370	6,637
Total stock‑based compensation expense	$37,525	$17,662	$68,092	$31,671

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(64,525)	$(37,336)	$(118,492)	$(70,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,858	3,731	5,722	6,029
Stock-based compensation	37,525	17,662	68,092	31,671
Amortization of debt discount and issuance costs	12,194	3,277	24,217	6,498
Amortization of finance right-of-use assets	994	994	1,988	1,988
Amortization of operating right-of-use assets	1,482	899	2,854	1,119
Non-cash interest on finance lease liabilities	—	918	—	1,823
Deferred income taxes	142	(3,675)	(148)	(4,232)
Accretion of discount on short-term investments	(28)	(1,242)	(221)	(2,751)
Change in operating assets and liabilities:
Accounts receivable	(6,045)	(4,740)	(2,408)	6,220
Prepaid expenses and other current assets	1,612	135	1,846	(125)
Deferred commissions	(5,930)	(4,059)	(8,993)	(7,046)
Other long-term assets	14	(5)	(156)	27
Accounts payable	(1,629)	708	(1,410)	440
Accrued liabilities	6,172	4,961	3,393	8,285
Operating lease liabilities	1,088	(887)	(38)	(1,082)
Deferred revenue	1,607	6,066	4,956	12,333
Other liabilities, non-current	2,439	—	2,890	—
Net cash used in operating activities	(10,030)	(12,593)	(15,908)	(9,379)
Cash flows from investing activities
Purchases of property and equipment	(3,791)	(1,207)	(5,296)	(1,596)
Acquisition, net of cash acquired	—	(38,629)	—	(38,629)
Proceeds from maturities of marketable securities	120,000	140,000	285,000	280,000
Purchases of marketable securities	(349,723)	(70,001)	(510,006)	(209,025)
Net cash provided by (used in) investing activities	(233,514)	30,163	(230,302)	30,750
Cash flows from financing activities
Payments of issuance costs for convertible senior notes	—	—	(4,154)	—
Proceeds from exercise of stock options, including early exercised stock options	4,051	4,913	7,051	11,350
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	8,963	6,394	8,963	6,394
Repurchase of early exercised stock options	(10)	(1)	(11)	(31)
Principal repayments of finance leases	(1,149)	—	(2,284)	—
Net cash provided by financing activities	11,855	11,306	9,565	17,713
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	546	(252)	(47)	(233)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(231,143)	28,624	(236,692)	38,851
Cash, cash equivalents, and restricted cash, beginning of period	701,157	158,574	706,706	148,347
Cash, cash equivalents, and restricted cash, end of period	$470,014	$187,198	$470,014	$187,198

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$95,977	$69,166	$188,629	$130,382
Gross margin (Gross profit/Total revenue) on a GAAP basis	69%	70%	70%	69%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	2,235	1,214	4,062	2,202
Stock-based compensation expense: Cost of Revenue—Services	1,483	721	2,629	1,314
Non-GAAP gross profit	$99,695	$71,101	$195,320	$133,898
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	72%	73%	71%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$75,078	$53,524	$144,203	$99,644
Less:
Stock-based compensation expense	13,235	5,944	24,058	10,884
Amortization of intangible assets associated with acquisitions	760	766	1,524	1,446
Non-GAAP sales and marketing operating expense	$61,083	$46,814	$118,621	$87,314

Research and development operating expense on a GAAP basis	$49,255	$37,140	$94,887	$68,008
Less:
Stock-based compensation expense	14,214	6,114	25,973	10,634
Amortization of intangible assets and time-based founder payments associated with acquisitions	1,328	4,252	4,636	7,152
Non-GAAP research and development operating expense	$33,713	$26,774	$64,278	$50,222

General and administrative operating expense on a GAAP basis	$21,424	$16,174	$41,359	$30,979
Less:
Stock-based compensation expense	6,358	3,669	11,370	6,637
Acquisition costs	—	231	—	577
Non-GAAP general and administrative operating expense	$15,066	$12,274	$29,989	$23,765

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(49,780)	$(37,672)	$(91,820)	$(68,249)
Add back:
Stock-based compensation expense	37,525	17,662	68,092	31,671
Amortization of intangible assets and time-based founder payments associated with acquisitions	2,088	5,018	6,160	8,598
Acquisition costs	—	231	—	577
Non-GAAP loss from operations	$(10,167)	$(14,761)	$(17,568)	$(27,403)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(64,525)	$(37,336)	$(118,492)	$(70,576)
Add back:
Stock-based compensation expense	37,525	17,662	68,092	31,671
Amortization of intangible assets and Founder Holdback associated with acquisitions	2,088	5,018	6,160	8,598
Acquisition costs	—	231	—	577
Non-cash interest expense related to convertible senior notes	12,194	3,277	24,217	6,498
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	—	(3,536)	—	(3,536)
Non-GAAP net loss	$(12,718)	$(14,684)	$(20,023)	$(26,768)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.10)	$(0.67)	$(2.04)	$(1.28)
Add back:
Stock-based compensation expense	0.64	0.32	1.17	0.57
Amortization of intangible assets and Founder Holdback associated with acquisitions	0.03	0.09	0.10	0.15
Acquisition costs	—	—	—	0.01
Non-cash interest expense related to convertible senior notes	0.21	0.06	0.42	0.12
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	—	(0.06)	—	(0.06)
Non-GAAP net loss per share, basic and diluted	$(0.22)	$(0.26)	$(0.35)	$(0.49)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Net cash used in operating activities	$(10,030)	$(12,593)	$(15,908)	$(9,379)
Capital expenditures	(3,791)	(1,207)	(5,296)	(1,596)
Principal repayments of finance lease liabilities	(1,149)	—	(2,284)	—
Capitalized software	—	—	—	—
Free cash flow	$(14,970)	$(13,800)	$(23,488)	$(10,975)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	7/31/2018	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020
Total Customers	7,400+	8,300+	13,400+	14,200+	15,000+	15,900+	17,000+	18,400+	20,200+
Direct Sales Customers(a)	1,600+	1,700+	1,750+	1,800+	1,850+	1,900+	2,000+	2,200+	2,500+
MongoDB Atlas Customers	5,300+	6,200+	11,400+	12,300+	13,200+	14,200+	15,400+	16,800+	18,800+
Customers over $100K(b)	438	490	557	598	622	688	751	780	819
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments, regardless of their actual consumption. We believe that our new consumption-based ARR calculation better reflects actual customer behavior. The impact of this change on prior reported periods is immaterial.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	7/31/2018	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020
MongoDB Enterprise Advanced: % of Subscription Revenue	64%	59%	53%	54%	52%	46%	48%	49%	45%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	87%	87%	77%	77%	78%	78%	79%	79%	81%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.